UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described in further detail in the Current Report on Form 8-K of BBX Capital Corporation (the “Company”) filed with the Securities and Exchange Commission on November 5, 2013 (the “Initial Form 8-K”), on October 30, 2013, Renin Holdings LLC, a newly formed joint venture entity beneficially owned 81% by the Company and 19% by BFC Financial Corporation (“BFC”), through newly formed acquisition subsidiaries  (Renin Holdings LLC and its acquisition subsidiaries are referred to collectively as the “Purchasers”), completed the acquisition of substantially all of the assets and assumption of certain liabilities (the “Transaction”) of Renin Corp. and its subsidiaries (collectively, the “Sellers”) for approximately $14.5 million in cash (the “Transaction Consideration”).    The Transaction Consideration is subject to certain potential post-closing adjustments based on the Sellers’ working capital as of the closing and certain contractually provided Seller indemnities.  At the closing, approximately $1.7 million of the Transaction Consideration was placed in escrow pending final determination of the working capital adjustment, if any, and to satisfy any indemnification obligations of the Sellers.    Bluegreen Corporation, a subsidiary jointly owned 46% by the Company and 54% by BFC through Woodbridge Holdings LLC, funded approximately $9.4 million of the Transaction Consideration in the form of a term loan and revolver facility to the Purchasers.  The balance of the Transaction Consideration of $5.1 million was funded approximately $4.1 million by the Company and approximately $1.0 million by BFC in accordance with their percentage equity interests in Renin Holdings LLC.  The Transaction Consideration proceeds were used to satisfy certain of the Sellers’ outstanding debt and other liabilities, obligations and expenses.

This Amendment No. 1 to the Initial Form 8-K (this “Form 8-K/A”) is being filed to provide the required historical financial statements of Renin Corp. and pro forma financial information of the Company which are filed as exhibits to this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

a)	Financial Statements of Businesses Acquired.

The audited consolidated balance sheet of Renin Corp. and its subsidiaries as of December 31, 2012 and audited consolidated statements of operations and comprehensive loss,  stockholders’ deficiency and cash flows of Renin Corp. and its subsidiaries for the year ended December 31, 2012 and the related notes are filed as Exhibit 99.1 to this Form 8-K/A.

The unaudited condensed consolidated balance sheet of Renin Corp. and its subsidiaries as of September 30, 2013 and unaudited condensed consolidated statements of operations and comprehensive loss,  stockholders’ deficiency and cash flows of Renin Corp. and its subsidiaries for the nine months ended September  30, 2013 and 2012 and the related notes are presented as permitted by Form 10-Q and are filed as Exhibit 99.2 to this Form 8-K/A.

b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated statement of financial condition of the Company and its subsidiaries as of September 30, 2013 and unaudited pro forma condensed consolidated statements of operations of the Company and its subsidiaries for the year ended December 31, 2012, and the nine months ended September  30, 2013 and the related notes are filed as Exhibit 99.3 to this Form 8-K/A.

  d)    Exhibits.

Exhibit 23.1	Consent of KPMG LLP.

Exhibit 99.1

Audited consolidated balance sheet of Renin Corp. and its subsidiaries as of December 31, 2012 and audited consolidated statements of operations and comprehensive loss,  stockholders’ deficiency and cash flows of Renin Corp. and its subsidiaries for the year ended December 31, 2012 and the related notes, together with the Independent Auditors’ Report.

Exhibit 99.2

Unaudited condensed consolidated balance sheet of Renin Corp. and its subsidiaries as of September 30, 2013 and unaudited condensed consolidated statements of operations and comprehensive loss,  stockholders’ deficiency and cash flows of Renin Corp. and its subsidiaries for the nine months ended September  30, 2013 and 2012 and the related notes.

Exhibit 99.3

Unaudited pro forma condensed consolidated statement of financial condition of BBX Capital Corporation and its subsidiaries as of September 30, 2013 and unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and the nine months ended September  30, 2013 and the related notes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX CAPITAL CORPORATION

Date: January 7, 2014

	By:	/s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

s
Exhibit 23.1	Consent of KPMG LLP.
Exhibit 99.1

Audited consolidated balance sheet of Renin Corp. and its subsidiaries as of December 31, 2012 and audited consolidated statements operations and comprehensive loss,  stockholders’ deficiency and cash flows of Renin Corp. and its subsidiaries for the year ended December 31, 2012 and the related notes, together with the Independent Auditors’ Report.

Exhibit 99.2

Unaudited condensed consolidated balance sheet of Renin Corp. and its subsidiaries as of September 30, 2013 and unaudited condensed consolidated operations and comprehensive loss,  stockholders’ deficiency and cash flows of Renin Corp. and its subsidiaries for the nine months ended September  30, 2013 and 2012 and the related notes.

Exhibit 99.3

Unaudited pro forma condensed consolidated statement of financial condition of BBX Capital Corporation and its subsidiaries as of September 30, 2013 and unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and the nine months ended September  30, 2013 and the related notes.